Exhibit 99.1

AudioEye Acquires ADA Site Compliance, a Digital Accessibility Compliance Company

Announces Accretive Acquisition of ADA Site Compliance and Increases Revenue and Adjusted EBITDA Guidance

TUCSON, Ariz., September 30, 2024 /PRNewswire/ — AudioEye, Inc. (NASDAQ: AEYE) (AudioEye or the “Company”), the industry-leading digital accessibility company, today announced it has acquired ADA Site Compliance, an ADA website accessibility compliance solution that provides audits and best practices to help organizations create websites that are accessible and compliant to WCAG standards.

“ADA Site Compliance has an impressive client list and a talented team with which we see synergy,” said David Moradi, CEO of AudioEye. “Scott has built a strong business where we believe we can leverage our products to expand customer relationships further. Our goal is to replicate the success we had integrating our 2022 acquisition of the Bureau of Internet Accessibility, where we materially deepened customer relationships and increased ARR.”

“I’ve been in the digital accessibility industry for eight years and have watched AudioEye emerge as a leading platform after significant investment into their product suite and people. After evaluating all options, I realized that combining with AudioEye is the best solution for our customers. AudioEye’s unique approach of using AI automation and human-assisted technology is an extremely effective way to solve digital accessibility at scale, and that is why they have such a robust customer base.” said Scott Trachtenberg, Founder and CEO of ADA Site Compliance. “I look forward to working closely with David and the executive team at AudioEye and am excited to embark on this new adventure.”

Financial Outlook

Based on strong organic results in the quarter, AudioEye is increasing its guidance to the upper end of the range previously provided. For the third quarter of 2024, management expects to generate revenue between $8.9 million and $8.95 million, adjusted EBITDA between $1.925 million and $1.95 million, and adjusted EPS between $0.15 and $0.16.

AudioEye is increasing its full-year 2024 revenue guidance to between $35.15 million and $35.25 million, adjusted EBITDA between $6.3 million and $6.45 million, and adjusted EPS between $0.51 and $0.53.

The acquisition of ADA Site Compliance is expected to be accretive in the fourth quarter.

Management expects to achieve the ‘Rule of 40’ in the third quarter of 2024 (using sequential annualized revenue growth in the third quarter). Looking ahead to 2025, management is excited about core business momentum and the platform, which unlocks the potential for additional, similarly accretive “tuck-in” acquisitions.

About AudioEye

AudioEye exists to ensure the digital future we build is inclusive. By combining the latest AI automation technology with guidance from certified experts and direct input from the disability community, AudioEye helps ensure businesses of all sizes — including over 122,000 customers like Samsung, Calvin Klein, and Samsonite — are accessible and usable. Holding 23 US patents, AudioEye helps companies solve every aspect of digital accessibility with flexible approaches that best meet their needs. The comprehensive solution includes 24/7 accessibility monitoring, automated accessibility fixes, expert testing, developer tools, and industry-leading legal protection.

Forward-Looking Statements

Any statements in this press release about AudioEye’s expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are “forward-looking statements” as that term is defined under the federal securities laws. Forward-looking statements are often, but not always, made through the use of words or phrases such as “believe”, “anticipate”, “should”, “confident”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy”, “outlook” and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements contained herein include, but are not limited to, statements regarding future cash flows of the Company and ADA Site Compliance, anticipated contributions from sales generated by the Company or ADA, our expectation that the ADA acquisition will be accretive and synergistic, our ability to integrate ADA into our business and replicate the success we had integrating our 2022 acquisition of the Bureau of Internet Accessibility, our ability to deepen our relationships with ADA customers and increase ARR, our long-term growth prospects, opportunities in the digital accessibility industry, our revenue, adjusted EBITDA and adjusted EPS guidance, our expectation to achieve the ‘Rule of 40’ in the third quarter of 2024, and our expectation of investments in marketing and sales and acquisitions of accretive businesses. These statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements, including the variability of AudioEye’s revenue and financial performance; product development and technological changes; the acceptance of AudioEye’s products in the marketplace; the effectiveness of our integration efforts, including our ability to integrate ADA and expand our relationships with ADA customers; competition; inherent uncertainties and costs associated with litigation; and general economic conditions. These and other risks are described more fully in AudioEye’s filings with the Securities and Exchange Commission. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Forward-looking statements reflect management’s view as of the date of this press release, and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to update such forward-looking statements to reflect events or uncertainties after the date hereof. Information regarding AudioEye’s non-GAAP financial measures, including adjusted EBITDA and adjusted earnings per share, is available in its earnings release furnished as Exhibit 99.1 to its Form 8-K filed with the Securities and Exchange Commission on July 25, 2024. A reconciliation of the forecasted range for adjusted EBITDA and adjusted EPS for the third quarter of 2024 and full-year 2024 are not included in this press release because AudioEye is currently unable to quantify accurately certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

Media Contacts

AudioEye
Sierra Thomas

AudioEye PR

sierra.thomas@audioeye.com

Investor Relations

Tom Colton

Gateway Investor Relations

AEYE@gateway-grp.com

949-574-3860